Exhibit 10.7

FORM OF ADMINISTRATION AND ACCOUNTING AGREEMENT

THIS AGREEMENT, dated as of September     , 2018 and effective as of October 1, 2018, by and between ProShares Trust II, a Delaware statutory trust (the “Trust”), on behalf of its series listed on Exhibit A hereto and all future series of the Trust (each a “Fund”, and collectively the “Funds” as applicable), and The Bank of New York Mellon, a New York corporation authorized to do a banking business (“BNY Mellon”).

W I T N E S S E T H :

WHEREAS, the Trust desires to retain BNY Mellon to provide for the Funds the services described herein, and BNY Mellon is willing to provide such services, all as more fully set forth below;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

1.	Definitions.

Whenever used in this Agreement, unless the context otherwise requires, the following words shall have the meanings set forth below:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Authorized Person” shall mean each person, whether or not an officer or an employee of the Sponsor, duly authorized by the Sponsor to execute this Agreement and to give Instructions on behalf of the Trust as set forth in Exhibit B hereto and each Authorized Person’s scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto. From time to time the Trust may deliver a new Exhibit B to add or delete any person and BNY Mellon shall be entitled to rely on the last Exhibit B actually received by BNY Mellon.

“BNY Mellon Affiliate” shall mean any office, branch or subsidiary of The Bank of New York Mellon Corporation.

“Confidential Information” shall have the meaning given in Section 21 of this Agreement.

“Documents” shall mean such documents as BNY Mellon may reasonably request from time to time, in connection with its provision of services under this Agreement.

“Instructions” shall mean Oral Instructions or written communications actually received by BNY Mellon by S.W.I.F.T., tested telex, letter, facsimile transmission or other method or system specified by BNY Mellon as available for use in connection with the services hereunder, from an Authorized Person or person believed in good faith to be an Authorized Person.

“Net Asset Value” shall mean the per share value of a Fund, calculated in the manner described in the Trust’s Offering Materials.

“Offering Materials” shall mean the currently effective prospectus with respect to each Fund and the Trust’s most recently filed registration statement with the SEC relating to Shares of the Funds.

“Organizational Documents” shall mean certified copies of the Trust’s amended and restated trust agreement, certificate of trust, material contracts, Offering Materials, all SEC exemptive orders issued to the Trust (if any), required filings or similar documents, delivered to and received by BNY Mellon.

“Oral Instructions” shall mean oral instructions received by BNY Mellon under permissible circumstances specified by BNY Mellon, in its sole discretion, as being from an Authorized Person or person believed in good faith by BNY Mellon to be an Authorized Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Laws” means the 1933 Act, 1934 Act, the 1940 Act, the Commodity Exchange Act and the Rules thereunder.

“Shares” means the units of beneficial interest of any Fund.

“Sponsor” shall mean ProShare Capital Management LLC, the entity having investment responsibility with respect to the Trust and the Funds.

2.    Appointment.

The Trust hereby appoints BNY Mellon as its agent for the term of this Agreement to perform the services described in Schedule I attached hereto effective as of October 1, 2018. BNY Mellon hereby accepts such appointment and agrees to perform the duties hereinafter set forth.

3.    Representations and Warranties.

(a)    The Trust, on behalf of itself and each Fund, hereby represents and warrants to BNY Mellon, which representations and warranties shall be deemed to be continuing, that:

(i)    The Trust is organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(ii)    This Agreement has been duly authorized, executed and delivered by the Trust and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms;

(iii)    The Trust is conducting its business in material compliance with all applicable laws and regulations, both state and federal;

(iv)    The Trust has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted, and there is no statute, regulation, rule, order, or judgment binding on it and no provision of its Organizational Documents, nor of any mortgage, indenture, credit agreement, or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement or with which the execution of this Agreement would cause a conflict;

(v)    The method of valuation of securities and the method of computing the Net Asset Value shall be as set forth in the Offering Materials of the Funds.

(vi)    To the extent that the Trust becomes aware that the performance of any services described in Schedule I attached hereto by BNY Mellon in accordance with the then effective Offering Materials for the Trust would violate any applicable laws or regulations, the Trust shall immediately so notify BNY Mellon in writing and thereafter shall either furnish BNY Mellon with the appropriate values of securities, Net Asset Value or other computation, as the case may be, or, instruct BNY Mellon in writing to value securities and/or compute Net Asset Value or other computations in a manner the Trust specifies in writing, and either the furnishing of such values or the giving of such instructions shall constitute a representation by the Trust that the same is consistent with all applicable laws and regulations and with its Offering Materials;

(vii)    Each person named on Exhibit B hereto is duly authorized by the Trust to be an Authorized Person hereunder;

(viii)    It has implemented, and is acting in accordance with, procedures reasonably designed to ensure that it will disseminate to all market participants, other than Authorized Participants (as defined in its Prospectus), each calculation of Net Asset Value provided by BNY Mellon hereunder to Authorized Participants at the time BNY Mellon provides such calculation to Authorized Participants;

(ix)    To the best of the Trust’s knowledge, the Sponsor is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification; and

(x)    The Trust shall promptly notify BNY Mellon in writing of any and all material legal proceedings or securities investigations relating to the Trust or the Funds that are filed or commenced against the Trust, any Fund, or the Sponsor.

(b)    BNY Mellon hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed each day, that:

(i)    It is duly organized and existing under the laws of the jurisdiction of its organization with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

(ii)    This Agreement has been duly authorized, executed and delivered by BNY Mellon and constitutes a valid and legally binding obligation of BNY Mellon, enforceable in accordance with its terms;

(iii)    It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal;

(iv)    It has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted and there is no statute, regulation, rule, order, or judgment binding on it and no provision of its Organizational Documents, nor of any mortgage, indenture, credit agreement, or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement or with which the execution of this Agreement would cause a conflict; and

(v)    It has in place and shall maintain physical, electronic and procedural safeguards reasonably designed to protect the availability, security, confidentiality and integrity of, and to prevent unauthorized access to or use of, any and all books, records and information related to the Trust.

4.    Delivery of Documents.

The Trust shall promptly provide, deliver or cause to be delivered from time to time to BNY Mellon the Trust’s Organizational Documents, Offering Materials and other materials used in the distribution of Shares and all amendments thereto as may be reasonably necessary for BNY Mellon to perform its duties hereunder. BNY Mellon shall not be deemed to have notice of any information (other than information supplied by BNY Mellon) contained in such Organizational Documents, Offering Materials or other materials until they are actually received by BNY Mellon.

5.    Duties and Obligations of BNY Mellon.

(a)    Subject to the direction and supervision of the Sponsor and the provisions of this Agreement, BNY Mellon shall provide to the Trust, and to each Fund, as applicable, the administrative services and the valuation and computation services listed on Schedule I attached hereto. Additional services may be provided by BNY Mellon upon the request of the Trust as mutually agreed from time to time.

(b)    BNY Mellon shall provide, at its expense, all office space, facilities, equipment and personnel necessary for the performance of its obligations under this Agreement.

(c)    BNY Mellon shall not provide any services relating to the management, investment advisory or sub-advisory functions of the Trust, distribution of shares of any the Trust, maintenance of the Trust’s financial records (except to the extent specifically set forth herein) or other services normally performed by the Trust’s counsel or independent auditors, and the services provided by BNY Mellon do not constitute, nor shall they be construed as constituting, legal advice or the provision of legal services for or on behalf of the Trust or any other person, and the Trust acknowledges that BNY Mellon does not provide public accounting or auditing services or advice and will not be making any tax filings, or doing any tax reporting on its behalf, other than those specifically agreed to hereunder. The scope of services provided by BNY Mellon under this Agreement shall not be increased as a result of new or revised regulatory or other requirements that may become applicable with respect to the Fund, unless the parties hereto expressly agree in writing to any such increase in the scope of services.

(d)    The Trust shall cause its officers, advisors, sponsor, distributor, legal counsel, independent auditors and accountants, current administrator (if any), transfer agent and any other service provider to cooperate with BNY Mellon and to provide BNY Mellon, upon request, with such information, documents and advice relating to the Trust as is within the possession or knowledge of such persons, and which in the opinion of the parties, is necessary in order to enable BNY Mellon to perform its duties hereunder. To the extent that such information, documents or advice is privileged or any such person is contractually prohibited from providing such information, documents or advice to BNY Mellon, the parties will cooperate with other with the goal of providing sufficient alternative information, documents or advice as may be necessary in order to enable BNY Mellon to perform its duties hereunder. In connection with its duties hereunder, BNY Mellon shall not be responsible for, under any duty to inquire into, or be deemed to make any assurances with respect to the accuracy, validity or propriety of any information, documents or advice provided to BNY Mellon by any of the aforementioned persons. BNY Mellon shall not be liable for any loss, damage or expense resulting from or arising out of the failure of the Trust to cause any information, documents or advice to be provided to BNY Mellon as provided herein and shall be held harmless by the Trust when acting in reliance upon such information, documents or advice relating to the Trust. The Trust shall not charge BNY Mellon for any fees or costs charged to the Trust by such persons. In the event that any services performed by BNY Mellon hereunder rely, in whole or in part, upon information obtained from a third party service utilized or subscribed to by BNY Mellon which the parties agree in writing to deem reliable, BNY Mellon shall not have any responsibility or liability for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information.

(e)    Nothing in this Agreement shall limit or restrict BNY Mellon, any BNY Mellon Affiliate or any officer or employee thereof from acting for or with any third parties, and providing services similar or identical to same or all of the services provided hereunder.

(f)    The Trust shall furnish BNY Mellon with any and all instructions, explanations, information, specifications and documentation deemed necessary by BNY Mellon in the performance of its duties hereunder, including, without limitation, the amounts or written formula for calculating the amounts and times of accrual of Fund liabilities and expenses, and the value of any securities lending related collateral investment account(s). BNY Mellon shall not be required to include as Fund liabilities and expenses, nor as a reduction of Net Asset Value, any accrual for any federal, state or foreign income taxes unless the Trust shall have specified to BNY Mellon in Instructions the precise amount of the same to be included in liabilities and expenses or used to reduce Net Asset Value. The Trust shall also furnish BNY Mellon with bid, offer or market values of securities if BNY Mellon notifies the Trust that same are not available to BNY Mellon from a security pricing or similar service utilized, or subscribed to, by BNY Mellon which the Trust directs BNY Mellon to utilize, and which BNY Mellon in its judgment deems reliable at the time such information is required for calculations hereunder. At any time and from time to time, the Trust also may furnish BNY Mellon with bid, offer or market values of securities and instruct BNY Mellon in Instructions to use such information in its calculations hereunder. BNY Mellon shall at no time be required or obligated to commence or maintain any utilization of, or subscriptions to, any securities pricing or similar service. In no event shall BNY Mellon be required to determine, or have any obligations with respect to, whether a market price represents any fair or true value, nor to adjust any price to reflect any events or announcements, including, without limitation, those with respect to the issuer thereof, it being agreed that all such determinations and considerations shall be solely the responsibility of the Trust.

(g)    BNY Mellon may apply to an officer of the Trust or the designee appointed by him/her in writing to BNY Mellon of the Trust for Instructions with respect to any matter arising in connection with BNY Mellon’s performance hereunder for the Trust and its Funds, and BNY Mellon shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with such Instructions and without negligence, bad faith or willful misconduct. Such application for Instructions shall be made as much in advance as is practicable under the circumstances and shall set forth in writing any action proposed to be taken or omitted to be taken by BNY Mellon with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken. BNY Mellon shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, BNY Mellon has received Instructions from an officer of the Trust or the designee appointed by him/her in writing to BNY Mellon in response to such application specifying the action to be taken or omitted.

(h)    BNY Mellon may consult with counsel to the Trust or its own external counsel, at the Trust’s expense, or with its internal counsel, with respect to any matter arising in connection with the services to be performed by BNY Mellon under this Agreement, and shall promptly advise the Trust of the advice or opinion of such counsel, provided, however, that unless the circumstances do not reasonably permit the giving of notice to the Trust, BNY Mellon shall give to the Trust notice of the counsel it intends to use and await the Trust’s approval thereof, which approval shall not be unreasonably withheld, except that no such notice or approval shall be required with respect to any matter or question of law referred solely to BNY Mellon’s in-house counsel, and BNY Mellon shall give prompt after the fact notice where prior notice is not given. BNY Mellon shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the written advice or opinion of either Trust counsel or its own counsel, provided such written advice or opinion is consistent with generally accepted industry legal standards.

(i)    Notwithstanding any other provision contained in this Agreement or Schedule I attached hereto, BNY Mellon shall have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Trust of: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to, the Trust, (ii) the taxable nature or effect on the Trust or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds or similar events, (iii) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by the Trust to its shareholders; or (iv) the effect under any federal, state or foreign income tax laws of the Trust making or not making any distribution or dividend payment, or any election with respect thereto. Further, BNY Mellon is not responsible for the identification of securities requiring U.S. tax treatment that differs from treatment under U.S. generally accepted accounting principles. BNY Mellon is solely responsible for processing such securities, as identified by the Trust or its Authorized Persons, in accordance with U.S. tax laws and regulations.

(j)    BNY Mellon shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and Schedule I attached hereto, and no covenant or obligation shall be implied against BNY Mellon in connection with this Agreement.

(k)    BNY Mellon, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all Instructions, explanations, information, specifications, Documents and documentation furnished to it by an Authorized Person until such time as BNY Mellon shall have actually received a paper, document, instruction, information, data, records or documents indicating that any such have been revised, amended or superseded. BNY Mellon shall have no duty or obligation to review the accuracy, validity or propriety of such Instructions, explanations, information, specifications, Documents or documentation, including, without limitation, evaluations of securities; the amounts or formula for calculating the amounts and times of accrual of the Funds’ liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of securities; and amounts receivable or amounts payable for the sale or redemption of Trust Shares effected by or on behalf of a Fund. In the event BNY Mellon’s computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by BNY Mellon which the Trust directs BNY Mellon to utilize, and which BNY Mellon in its reasonable judgment deems reliable, BNY Mellon shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information. Without limiting the generality of the foregoing, BNY Mellon shall not be required to inquire into any valuation of securities or other assets by the Trust or any third party described in this sub-section 5(k) even though BNY Mellon in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

(l)    BNY Mellon, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to the Trust is or will be actually paid, but will accrue such interest until otherwise instructed by the Trust.

(m)    BNY Mellon shall not be responsible for damages (including without limitation damages caused by delays, failure, errors, interruption or loss of data) which occur by reason of circumstances beyond its reasonable control and which adversely affect the performance by BNY Mellon of its obligations and duties under this Agreement, including, without limitation, labor difficulties within or without BNY Mellon, mechanical breakdowns, flood or catastrophe, acts of God, failures of transportation, interruptions, loss or malfunctions of utilities, action or inaction of civil or military authority, national emergencies, public enemy, war, terrorism, riot, sabotage, non-performance by a third party, failure of the mails, communications, computer (hardware or software) services, or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the above. Upon the occurrence of any such delay or failure BNY Mellon shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances. BNY Mellon shall not be responsible for delays or failures to supply the information or services specified in this Agreement where such delays or failures are caused by the failure of any Authorized Person to supply any instructions, explanations, information, specifications or documentation deemed necessary by BNY Mellon in the performance of its duties under this Agreement.

(n)    BNY Mellon has established and is maintaining a disaster recovery plan and back-up system that is reasonably designed to ensure the BNY Mellon’s continued performance of its obligations and duties under this Agreement. Upon the occurrence of any business interruption or system delay or failure BNY Mellon shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances.

(o)    BNY Mellon will employ commercially reasonable anti-virus software to its systems to protect its systems against viruses.

6.    Allocation of Expenses.

Except as otherwise provided herein, no costs and expenses of the Trust or the Funds arising or incurred in connection with the performance of this Agreement shall be paid by BNY Mellon, but any and all such costs and expenses shall be paid by, as applicable, the Trust, Sponsor or other party on behalf of the appropriate Fund to which the expense is allocable, including but not limited to, organizational costs, costs of maintaining corporate existence, taxes, interest, brokerage fees and commissions, insurance premiums, compensation and expenses of the Trust’s officers or employees, legal, accounting and audit expenses, management, advisory, sub-advisory, administration and shareholder servicing fees, charges of custodians, transfer and dividend disbursing agents, expenses (including clerical expenses) incident to the issuance, redemption or repurchase of Fund shares , fees and expenses incident to the registration or qualification under the Securities Laws, state or other applicable Securities Laws of the Trust or Fund shares, costs (including printing and mailing costs) of preparing and distributing Offering Materials, reports, notices and proxy material to Fund’s shareholders or members, as applicable, all expenses incidental to holding meetings of such Fund’s shareholders, and extraordinary expenses as may arise, including litigation affecting the Trust and legal obligations relating thereto for which the Trust may have to indemnify its officers and/or Sponsor, as may be applicable.

7.    Portfolio Compliance Services.

(a)    If Schedule I attached hereto contains a requirement for BNY Mellon to provide the Trust with portfolio compliance services, such services shall be provided pursuant to the terms of this Section 7 (the “Portfolio Compliance Services”). The precise compliance review and testing services to be provided shall be as mutually agreed between BNY Mellon and the Trust, and the results of BNY Mellon’s Portfolio Compliance Services shall be detailed in a portfolio compliance summary report (the “Compliance Summary Report”) prepared on a periodic basis as mutually agreed, and delivered to the Trust or its designee. BNY Mellon shall have no responsibility or obligation to provide Portfolio Compliance Services other that those services specifically listed in Schedule I attached hereto.

(b)    The Trust will examine each Compliance Summary Report delivered to it by BNY Mellon and notify BNY Mellon of any error, omission or discrepancy. The Trust acknowledges that unless it notifies BNY Mellon of any error, omission or discrepancy within thirty (30) business days following its receipt of a Compliance Summary Report, such Compliance Summary Report shall be deemed final and shall not be reissued. If the Trust learns of any out-of-compliance condition before receiving a Compliance Summary Report reflecting such condition, the Trust will promptly notify BNY Mellon of such condition after discovery thereof. The Trust agrees to notify BNY Mellon in writing, as promptly as practicable under the circumstances, if it fails to receive any such Compliance Summary Report.

(c)    While BNY Mellon will endeavor to identify out-of-compliance conditions, BNY Mellon does not and could not for the fees charged, make any guarantees, representations or warranties with respect to its ability to identify all such conditions. In the event of any errors or omissions in the performance of Portfolio Compliance Services not attributable to BNY Mellon’s bad faith or willful misconduct, the Fund’s sole and exclusive remedy and BNY Mellon’s sole liability shall be limited to re-performance by BNY Mellon of the Portfolio Compliance Services affected and in connection therewith the correction of any error or omission, if practicable and the preparation of a corrected report, at no cost to the Trust.

8.    Regulatory Administration Services.

(a)    If Schedule I attached hereto contains a requirement for BNY Mellon to provide the Trust with compliance support services and/or Regulatory Administration services, such services shall be provided pursuant to the terms of this Section 8 (such services, collectively hereinafter referred to as the “Regulatory Support Services”).

(b)    Notwithstanding anything in this Agreement to the contrary, the Regulatory Support Services provided by BNY Mellon under this Agreement are administrative in nature and do not constitute, nor shall they be construed as constituting, legal advice or the provision of legal services for or on behalf of the Trust or any other person.

(c)    All work product produced by BNY Mellon in connection with its provision of Regulatory Support Services under this Agreement is subject to review and supervision of Sponsor and the provisions of this Agreement. The Regulatory Support Services performed by BNY Mellon under this Agreement will be at the request and direction of the Trust and/or its designee, as applicable. BNY Mellon disclaims liability to the Trust, and the Trust is solely responsible, for the adequacy and effectiveness of the Trust’s compliance program. BNY Mellon shall provide information or reports to the Trust or its designee as may be reasonably requested.

9.    Standard of Care; Indemnification.

(a)     In performing all of its duties and obligations hereunder, BNY Mellon shall use the reasonable care and diligence that a professional service provider would observe in these affairs. Except as otherwise provided herein, BNY Mellon and any BNY Mellon Affiliate shall not be liable for any and all costs, expenses, losses, charges, damages, liabilities or claims, including reasonable attorneys’ and accountants’ fees and expenses (collectively, “Losses”), incurred by or asserted against the Trust, except those Losses arising out of BNY Mellon’s own negligence, bad faith or willful misconduct. In no event shall BNY Mellon or any BNY Mellon Affiliate be liable to the Trust or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. BNY Mellon and any BNY Mellon Affiliate shall not be liable for any Losses, resulting from, arising out of, or in connection with its performance hereunder, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by the Trust, unless such Losses arise out of the negligence, bad faith or willful misconduct of BNY Mellon, nor shall BNY Mellon be liable for any Losses for delays caused by circumstances beyond the reasonable control of BNY Mellon or any agent of BNY Mellon and which adversely affect the performance by BNY Mellon of its obligations and duties hereunder or by any other agent of BNY Mellon, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

(b)    BNY Mellon agrees to indemnify the Trust, on behalf of each Fund, and agrees to hold the Trust and each Fund harmless from and against any and all Losses sustained or incurred by or asserted against them arising out of BNY Mellon’s own negligence, bad faith or willful misconduct in the performance of this Agreement, including reasonable fees and expenses of counsel incurred in a successful assertion of claims against BNY Mellon; provided however, that BNY Mellon shall not indemnify the Trust for those Losses arising out of the Trust’s own negligence, bad faith or willful misconduct in the performance of this Agreement. This indemnity shall be a continuing obligation of BNY Mellon, its successors and assigns, notwithstanding the termination or expiration of this Agreement. BNY Mellon’s indemnification obligations under this Section 9(b) shall survive termination or expiration of this Agreement.

(c)     The Trust agrees to indemnify BNY Mellon and agrees to hold BNY Mellon harmless from and against any and all Losses sustained or incurred by or asserted against BNY Mellon by reason of or as a result of any action taken or omitted to be taken by BNY Mellon or otherwise arising out of BNY Mellon’s performance of this Agreement, including reasonable fees and expenses of counsel incurred in a defense against any Losses; provided however, that the Trust shall not indemnify BNY Mellon for those Losses arising out of BNY Mellon’s own negligence, bad faith or willful misconduct in the performance of this Agreement. This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of this Agreement. Under no circumstances shall the Trust or any Fund be liable to BNY Mellon or any or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Trust’s indemnification obligations under this Section 9(c) shall survive termination or expiration of this Agreement. Without limiting the generality of the foregoing, the Trust shall indemnify BNY Mellon and any BNY Mellon Affiliate against and save BNY Mellon and any BNY Mellon Affiliate harmless from any Losses, including reasonable counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following:

(i)    Errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to BNY Mellon by or on behalf of the Trust;

(ii)    Action or inaction taken or omitted to be taken by BNY Mellon or any BNY Mellon Affiliate pursuant to Instructions without negligence, bad faith or willful misconduct;

(iii)    Any action taken or omitted to be taken by BNY Mellon in good faith in accordance with the written advice or opinion of counsel for the Trust or its own counsel, provided that such written advice or opinion of counsel is obtained in accordance with Section 5(h);

(iv)    Any improper use by the Trust or its agents, distributor or Sponsor of any valuations or computations supplied by BNY Mellon pursuant to this Agreement;

(v)    The method of valuation of securities and the method of computing a Fund’s Net Asset Value; or

(vi)    Any valuations of securities, other assets, or the Net Asset Value provided by the Trust.

(d)    Actions taken or omitted in reliance on Instructions or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by BNY Mellon in good faith to be from an Authorized Person, or in in accordance with the written advice or opinion of counsel for the Trust or its own counsel, provided that such written advice or opinion of counsel is obtained in accordance with Section 5(h), shall be conclusively presumed to have been taken or omitted in good faith.

10.    Compensation.

For the services provided hereunder, the Trust will cause BNY Mellon to be paid, by the Sponsor or other party, such compensation and reimbursement of such actual out-of-pocket expenses as is mutually agreed to in writing by each Fund and BNY Mellon from time to time. Except as hereinafter set forth, compensation shall be calculated and accrued daily and paid monthly. BNY Mellon shall deliver to the Trust invoices for services rendered. Each Fund authorizes BNY Mellon to debit such Fund’s custody account for all undisputed amounts due and payable hereunder which remain unpaid for 90 days after receipt by the Trust of the invoice for same. Upon termination of this Agreement before the end of any month, the compensation for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the effective date of termination of this Agreement. For the purpose of determining compensation payable to BNY Mellon, each Fund’s Net Asset Value shall be computed at the times and in the manner specified in the Trust’s Offering Materials.

11.    Records; Visits.

(a)    The books and records pertaining to the Trust and the Funds which are in the possession or under the control of BNY Mellon shall be the property of the Trust. The Trust and Authorized Persons shall have access to such books and records at all times during BNY Mellon’s normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be promptly provided by BNY Mellon to the Trust or to an Authorized Person, at the Trust’s expense. Upon termination or expiration of this Agreement, the parties agree to cooperate in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of a new service provider. BNY Mellon will promptly deliver to the Trust or to any designated third party all books and records created and maintained by BNY Mellon as well as any books and records maintained but not created by BNY Mellon together with a certification that all such books and records created and maintained by BNY Mellon are accurate and complete. For purposes of clarification, BNY Mellon shall not charge the Trust or any successor service provider any fees or expenses associated with delivering the books and records held by it to the successor service provider. Further, BNY Mellon agrees that if this Agreement terminates or expires at the end of a calendar quarter, BNY Mellon will prepare, review and file the Form 10-K or 10-Q, as applicable, and the Form CPO-PQR for the immediately preceding calendar quarter or year, as applicable, in accordance with and subject to the terms and conditions of this Agreement. For the avoidance of doubt, BNY Mellon shall be compensated for the services provided pursuant to Section 10 of this Agreement.

(b)    BNY Mellon shall (i) keep all books and records with respect to each Fund’s books of account, (ii) records of each Fund’s securities transactions, and (iii) all other books and records as required pursuant to Commodity Futures Trading Commission Regulation 1.31 (“CFTC Regulation 1.31”) in connection with the services provided hereunder and Rule 31a-1 under the 1940 Act, as if the Fund were subject to such requirements, and will maintain those books and records of the Trust and the Funds, and act as the document repository thereof, as required by CFTC Regulation 1.31 and according to its normal retention schedule for such books and records.

12.    Term of Agreement.

(a)    The term of this Agreement shall be three (3) years (the “Initial Term”), commencing October 1, 2018 and shall automatically renew for additional one-year terms (each, a “Renewal Term”) unless earlier terminated as provided below:

(i)    Beginning on the first day of the second year of this Agreement, the Trust may terminate this Agreement at any time upon at least ninety (90) days’ written notice, to BNY Mellon at its address set forth in Section 18 hereof.

(ii)    Either party hereto may terminate this Agreement in the event the other party breaches any material provision of this Agreement, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within thirty (30) days following receipt of such notice.

(iii)    Either party hereto may terminate this Agreement immediately by sending notice thereof to the other party upon the happening of any of the following: (i) a party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against such party any such case or proceeding; (ii) a party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or there is commenced against the party any such case or proceeding; (iii) a party makes a general assignment for the benefit of creditors; or (iv) a party states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due. Either party hereto may exercise its termination right under this Section 12(d) at any time after the occurrence of any of the foregoing events notwithstanding that such event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right.

(b)    Termination of this Agreement with respect to one Fund shall not constitute a termination of this Agreement with respect to the other Funds.

13.     Amendment.

This Agreement may not be amended, changed or modified in any manner except by a written agreement executed by BNY Mellon and the Trust.

14.    Assignment; Subcontracting.

(a)    This Agreement shall extend to and shall be binding upon the parties hereto, and their respective permitted successors and assigns; provided, however, that this Agreement shall not be assignable or delegable by either party without the written consent of the other party.

(b)     Notwithstanding the foregoing: (i) BNY Mellon may assign or transfer this Agreement to any BNY Mellon Affiliate or transfer this Agreement in connection with a sale of a majority or more of its assets, equity interests or voting control, provided that BNY Mellon gives the Trust at least ninety (90) days’ prior written notice of such assignment or transfer and such assignment or transfer does not impair the type, quality, nature, or provision of services under this Agreement in any material respect, and the assignee or transferee agrees to be bound by all terms of this Agreement in place of BNY Mellon; (ii) BNY Mellon may subcontract with, hire, engage or otherwise outsource to any BNY Mellon Affiliate with respect to the performance of any one or more of the functions, services, duties or obligations of BNY Mellon under this Agreement but any such subcontracting, hiring, engaging or outsourcing shall not relieve BNY Mellon of any of its liabilities hereunder; (iii) BNY Mellon may subcontract with, hire, engage or otherwise outsource to an unaffiliated third party with respect to the performance of any one or more of the functions, services, duties or obligations of BNY Mellon under this Agreement but any such subcontracting, hiring, engaging or outsourcing shall (A) require the prior written consent of an Authorized Person of the Trust and (B)limit BNY Mellon’s liability such that BNY Mellon shall only be liable for failure to reasonably select such unaffiliated third party, and BNY Mellon shall have no liability for any acts or omissions to act of such unaffiliated third party; and

(c)     BNY Mellon, in the course of providing certain additional services requested by a Fund, including but not limited to, Typesetting or eBoard Book services (“Vendor Eligible Services”) as further described in Schedule I attached hereto, may in its sole discretion, enter into an agreement or agreements with a financial printer, or electronic services provider (“Vendor”) to provide BNY Mellon with the ability to generate certain reports or provide certain functionality. BNY Mellon shall not be obligated to perform any of the Vendor Eligible Services unless an agreement between BNY Mellon and the Vendor for the provision of such services is then-currently in effect, and shall only be liable for the failure to reasonably select the Vendor. Upon request, BNY Mellon will disclose the identity of the Vendor and the status of the contractual relationship, and a Fund is free to attempt to contract directly with the Vendor for the provision of the Vendor Eligible Services.

(d)    As compensation for the Vendor Eligible Services rendered by BNY Mellon pursuant to this Agreement, the Fund will pay to BNY Mellon, or cause the Sponsor or other party to pay to BNY Mellon, such fees as may be agreed to in writing by the Fund and BNY Mellon. In turn, BNY Mellon will be responsible for paying the Vendor’s fees. For the avoidance of doubt, BNY Mellon anticipates that the fees it charges hereunder will be more than the fees charged to it by the Vendor, and BNY Mellon will retain the difference between the amount paid to BNY Mellon hereunder and the fees BNY Mellon pays to the Vendor as compensation for the additional services provided by BNY Mellon in the course of making the Vendor Eligible Services available to the Fund.

15.    Governing Law; Consent to Jurisdiction.

This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Trust and BNY Mellon each hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Trust and BNY Mellon each hereby irrevocably waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Trust and BNY Mellon each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement to the fullest extent permitted by law.

16.    Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

17.    No Waiver.

Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by BNY Mellon of any right preclude any other or future exercise thereof or the exercise of any other right.

18.    Notices.

Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust shall be sufficiently given if addressed to the Trust and delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested, or (c) by a nationally recognized overnight courier as follows:

if to the Trust, at

ProShares Trust II

7501 Wisconsin Avenue

Suite 1000E

Bethesda, MD 20814

Attention: General Counsel

with a copy to:

ProShares Trust II

7501 Wisconsin Avenue

Suite 1000E

Bethesda, MD 20814

Attention: Principal Executive Officer

if to BNY Mellon, at

BNY Mellon

2 Hanson Place

Brooklyn, NY 11217

Attention: ETF Operations

with a copy to:

The Bank of New York Mellon

225 Liberty Street

New York, New York 10286

Attention: Legal Dept. – Asset Servicing

or at such other place as may from time to time be designated in writing. Notices hereunder shall be effective upon receipt.

19.    Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.

20.    Several Obligations.

The parties acknowledge that the obligations of the Funds hereunder are several and not joint, that no Fund shall be liable for any amount owing by another Fund, or the Trust on behalf of another Fund, and that the Trust has executed one instrument for convenience only.

21.    Confidentiality.

(a)    Except to the extent expressly provided to the contrary in this Section 21, each party shall keep confidential any information relating to the other party’s business and operation, the Trust or any Fund, or the securities and/or cash held for the Trust or any Fund (collectively, “Confidential Information”) and shall not disclose the other party’s Confidential Information to any third party. For the avoidance of doubt, except as is reasonably necessary to provide services to the Trust and each Fund, as required by law or regulation, or with the written consent of the Trust, BNY Mellon agrees that it will not disclose Confidential Information to any other division of BNY Mellon and BNY Mellon will not disclose Confidential Information to any parent company, affiliate or subsidiary of BNY Mellon except to the extent set forth in sub-section (b) hereof. Confidential Information shall include, but not be limited to, (a) any data or information that is competitively sensitive material or otherwise not generally known to the public, including, but not limited to, information about product plans, product concepts, product structure, portfolio management strategies, tax strategies, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Trust or BNY Mellon and their respective subsidiaries and affiliated companies; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Trust or BNY Mellon a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated by the disclosing party as Confidential Information. Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations if: (i) it is necessary for BNY Mellon to release such information in connection with the provision of services under this Agreement provided that the recipient of such Confidential Information is subject to a duty of confidentiality; (ii) such Confidential Information at the time of disclosure is in the public domain; (iii) such Confidential Information is learned by the receiving party from a third party unless the receiving party knew or should have known that such third party owed a duty of confidentiality to the disclosing party; (iv) such Confidential Information is known to or developed by the receiving party independently of information disclosed by the other party under this Agreement; or (v) it is requested or required to be disclosed pursuant to a subpoena, applicable law, regulation or judicial or regulatory process (each such disclosure, a “Required Disclosure”). Other than with respect to supervisory examinations of BNY Mellon by its regulators, BNY Mellon agrees, where the circumstances reasonably permit, and to the extent permitted by law, to provide the Trust with prior notice of any Required Disclosure promptly upon receipt of such request or requirement. BNY Mellon acknowledges and agrees that in connection with its services under this Agreement it receives non-public confidential portfolio holdings information (“Portfolio Information”) with respect to the Trust. BNY Mellon agrees that, subject to the foregoing provisions of and the exceptions set forth in this Section 21, BNY Mellon will keep confidential the Trust’s Portfolio Information and will not disclose the Trust’s Portfolio Information other than pursuant to a written instructions; provided that without the need for such a written instructions and notwithstanding any other provision of this Section 21 to the contrary, the Trust’s Portfolio Information may be disclosed to third party pricing services which are engaged by BNY Mellon in connection with the provision of services under this Agreement and which shall be subject to a duty of confidentiality with respect to such Portfolio Information and to the Trust’s regulators. The provisions of this Section 21 shall survive termination or expiration of this Agreement.

(b)     The Bank of New York Mellon Corporation is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may centralize functions including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers. Notwithstanding the foregoing confidentiality obligations of sub-section (a) of this Section, solely in connection with the Centralized Functions, (i) the Trust, on behalf of each Fund, consents to the disclosure of and authorizes BNY Mellon to disclose information regarding the Fund (“Customer-Related Data”) to the BNY Mellon Group and to its third party service providers who are subject to confidentiality obligations with respect to such information and (ii) BNY Mellon may store the names and business contact information of the Trust’s employees and representatives on the systems or in the records of the BNY Mellon Group or its service providers. The BNY Mellon Group may aggregate Customer-Related Data with other data collected and/or calculated by the BNY Mellon Group, and notwithstanding anything in this Agreement to the contrary the BNY Mellon Group will own all such aggregated data and may use such aggregated data in regulatory reports, in marketing materials prepared for the BNY Mellon Group’s shareholders, other clients or potential clients, to monitor and enhance its service offerings, and to develop new products and services, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Customer-Related Data with a particular customer. The Trust confirms that it is authorized to consent to the foregoing.

22.    Limitation of Liability of the Sponsor and Shareholders.

It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, officers, employees or agents of the Trust or Sponsor personally, but shall bind only the trust property of the Trust, as provided in its Amended and

Restated Trust Agreement. The execution and delivery of this Agreement has been authorized by the Sponsor and signed by an officer of the Trust, acting as such, and neither such authorization by the Sponsor nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Amended and Restated Trust Agreement. The provisions of this Section 22 shall survive termination or expiration of this Agreement.

23.    Delivery of SSAE-18.

BNY Mellon shall provide the Trust with a summary of the results of its latest SSAE-18 or equivalent control audit prepared by BNY Mellon’s external auditors. Annually, BNY Mellon will participate in the Trust’s reasonable information security questionnaire processes. The Trust may view BNY Mellon’s security-related policies and procedures; however, no documentation relating thereto may be copied, shared, transmitted or removed from BNY Mellon premises, except as mutually agreed. The parties shall mutually agree upon a convenient time and place for such meeting. Not more than once each year, and subject to BNY Mellon’s reasonable security requirements and availability of personnel, BNY Mellon will at the Trust’s request arrange a tour of BNY Mellon’s data processing facilities for the Trust’s subject matter experts. BNY Mellon will also, subject to its reasonable security requirements, permit site visits of its data processing facilities by governmental agencies with regulatory authority over the Trust. In the event that the Trust identifies any control deficiencies, BNY Mellon will discuss such findings with the Trust and if appropriate the parties shall work together to develop a mutually agreeable remediation plan. All nonpublic documentation and information disclosed to the Trust in accordance with this Section shall be deemed proprietary and confidential information of BNY Mellon. The Trust shall not disclose such documentation or information to any third party or use it for any purpose other than evaluating BNY Mellon’s security controls, except that the Trust may disclose BNY Mellon’s SSAE-18 summary to the Trust’s external auditors provided that such external auditors are required to maintain the confidentiality of the summary and any related information. BNY Mellon shall be reimbursed for any costs and expenses incurred in connection with any review of BNY Mellon’s security controls.

24.    Entire Agreement.

This Agreement and any related fee agreement constitute the entire agreement with respect to the matters dealt with herein, and supersede all previous agreements, whether oral or written, and documents with respect to such matters.

25.    No Third Party Beneficiaries.

All of the understandings, agreements, representations and warranties contained herein are solely for the benefit of the Trust, the Sponsor, the Funds and BNY Mellon, and there are no other parties who are intended to be benefited by this Agreement.

26.    Additional Series.

In the event that the Trust establishes one or more additional series with respect to which it desires to have BNY Mellon render services under the terms hereof, it shall so notify BNY Mellon in writing and such additional series shall automatically become Funds hereunder as of the date specified in such notice.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Trust and BNY Mellon have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

PROSHARES TRUST II

By:
Name:
Title:
Date:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:
Date:

EXHIBIT A

Funds

1.	ProShares Short Euro

2.	ProShares Short VIX Short-Term Futures ETF

3.	ProShares Ultra Bloomberg Crude Oil

4.	ProShares Ultra Bloomberg Natural Gas

5.	ProShares Ultra Euro

6.	ProShares Ultra Gold

7.	ProShares Ultra Silver

8.	ProShares Ultra VIX Short-Term Futures ETF

9.	ProShares Ultra Yen

10.	ProShares UltraPro 3x Crude Oil ETF

11.	ProShares UltraPro 3x Short Crude Oil ETF

12.	ProShares UltraShort Australian Dollar

13.	ProShares UltraShort Bloomberg Crude Oil

14.	ProShares UltraShort Bloomberg Natural Gas

15.	ProShares UltraShort Euro

16.	ProShares UltraShort Gold

17.	ProShares UltraShort Silver

18.	ProShares UltraShort Yen

19.	ProShares VIX Mid-Term Futures ETF

20.	ProShares VIX Short-Term Futures ETF

21.	ProShares Bitcoin ETF

22.	ProShares Short Bitcoin ETF

EXHIBIT B

The undersigned hereby certifies that he/she is the duly elected and acting                              of                              (the “Trust”), and further certifies that the following officers or employees of the Trust have been duly authorized in conformity with the Trust’s Amended and Restated Trust Agreement to deliver Instructions to The Bank of New York Mellon (“BNY Mellon”) pursuant to the Administration and Accounting Agreement between the Trust and BNY Mellon dated                     , 20     and that the signatures appearing opposite their names are true and correct:

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

This certificate supersedes any certificate of Authorized Persons you may currently have on file.

By:
Title:
Date:

Execution Copy

SCHEDULE I

Schedule of Services

The services included on this Schedule of Services may be provided by BNY Mellon or a BNY Mellon Affiliate, collectively referred to herein as “BNY Mellon”.

VALUATION AND COMPUTATION ACCOUNTING SERVICES

BNY Mellon shall provide the following valuation and computation accounting services for each Fund:

Transaction Processing and Review – BNY Mellon shall input and reconcile the Funds’ investment activity including, but not limited to:

•	Investments, including Tax lots

•	Income

•	Dividends

•	Capital Activity

•	Principal paydowns

•	Expense Accruals

•	Cash activity

•	Corporate actions

•	Compare Swap and forward valuations from the Sponsor to Swap valuations BNY Mellon receives from the Broker, if applicable

•	Calculation of Yields

•	SEC Yields and Dividend yields, when applicable

Reconciliations – BNY Mellon shall reconcile the following positions against the records of the custodian or other applicable party:

•	Securities, Futures and Over-the-Counter (“OTC”) holdings

•	Cash including cash transfers, fees assessed and other investment related cash transactions

•	Trade Settlements

•	ETF Share reconciliation with DTCC

•	Commission expense and reimbursements, if applicable

•	Daily Variation Margin

Securities, Futures and OTC Valuations – Using the Trust’s valuation procedures, BNY Mellon shall update each security, futures, and OTC position as to the following:

•	Daily Valuation

•	Market prices obtained from approved sources or Fair Valuation obtained from an Authorized Person of the Fund

Investment Accounting

•	Amortization/accretion at the individual tax lot level

•	Determine realized and unrealized capital gains/losses

•	General Ledger entries

•	Daily accruing of expenses and other expense related transactions

•	Book value calculations

•	Trade date + 1 and/or Trade Date accounting

•	Daily NAV Calculation – Calculation of the NAV as of the earlier of 4:00 p.m. Eastern or close of Fund’s benchmark. The below matrix reflects mutually agreed upon NAV calculation deadlines.

Fund Name	Valuation Time
ProShares Ultra Silver	7:00 a.m.
ProShares UltraShort Silver	7:00 a.m.
ProShares Ultra Gold	10:00 a.m.
ProShares UltraShort Gold	10:00 a.m.
ProShares Ultra Bloomberg Crude Oil	2:30 p.m.
ProShares UltraShort Bloomberg Crude Oil	2:30 p.m.
ProShares UltraPro 3X Crude Oil ETF	2:30 p.m.
ProShares UltraPro 3X Short Crude Oil ETF	2:30 p.m.
ProShares Ultra Bloomberg Natural Gas	2:30 p.m.
ProShares UltraShort Bloomberg Natural Gas	2:30 p.m.
ProShares UltraShort Australian Dollar	4:00 p.m.
ProShares Ultra Euro	4:00 p.m.
ProShares Short Euro	4:00 p.m.
ProShares UltraShort Euro	4:00 p.m.
ProShares Ultra Yen	4:00 p.m.
ProShares UltraShort Yen	4:00 p.m.
ProShares VIX Mid-Term Futures ETF	4:15 p.m.
ProShares Ultra VIX Short-Term Futures ETF	4:15 p.m.
ProShares VIX Short-Term Futures ETF	4:15 p.m.
ProShares Short VIX Short-Term Futures ETF	4:15 p.m.

In the event that BNY Mellon supplies an incorrect calculation of a Fund’s Net Asset Value that is more than $0.01 different from the Fund’s actual Net Asset Value, BNY Mellon shall promptly recalculate the Net Asset Value of such Fund and supply the recalculated Net Asset Value to the Fund.

NAV/Portfolio holding Dissemination

•	Provide daily NAV and holding data to Morningstar, Lipper, and other organizations as requested by the Sponsor

•	Create and transmit NAV, IIV data, and holding files on a daily basis to the FTP site(s) designated by the Sponsor

Maintaining Books and Records

Provide accounting reports in connection with the annual audit and other audits and examinations by regulatory agencies

Internet-Based Access to Fund Accounting Data

Position Reporting

Other agreed upon services

FINANCIAL REPORTING

BNY Mellon shall provide the following financial reporting services for each Fund:

Prepare, Review and File Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K in accordance with U.S. GAAP and with deference to Sponsor preferences in a timely fashion

•	Statements of Financial Condition

•	Schedules of Investments

•	Statements of Operations

•	Statements of Changes in Shareholders’ Equity

•	Statements of Cash Flows

•	Notes to Financial Statements

•	Trust Combined Statements

Review/Prepare other financial data included in the 10-Qs and 10-Ks.

Prepare Quarterly Reports on Form 10-Q for the Fund for each of the first three fiscal quarters of the Funds, and Annual Report on Form 10-K for the Funds fiscal year, or as requested by the sponsor. The preparation of each Form 10-Q and 10-K includes facilitating delivery of the filing to the printer, coordination of all printer and author edits, the review of printer drafts and the review of final printer invoices.

Upon review and approval of each form 10-K and 10-Q by the Sponsor’s Principal Financial Officer (or such person performing such functions), the Administrator shall edgarize and file, or cause to be edgarized and filed, such reports (including the XBRL versions) with the SEC, CFTC and/or NFA, as required, including any applicable executive officer certifications or other exhibits to such reports. The Administrator shall also coordinate with the printer an XBRL file and web-ready 10-K file that can be uploaded to the Sponsor’s Website.

FUND ADMINISTRATION SERVICES

BNY Mellon shall provide the following fund administration services for each Fund:

Coordinate with Auditors the review of the quarterly report in the 10-Q and the audit of the annual report in the 10-K, including weekly meetings, open item list, etc.

Prepare Monthly Account Statements in conformity with CFTC Regulations within 20 days after month end.

Prepare quarterly CPO-PQR reporting within a mutually agreed upon timeframe following the quarter end.

Prepare Annual Report that is filed electronically with NFA (PFS) within a mutually agreed upon timeframe following the Funds fiscal year end.

Prepare Liquidation Statements in accordance with NFA regulations in a timely manner.

Prepare and coordinate the Annual Shareholder Mailing within 90 days of the Funds’ fiscal year subject to final review by Sponsor in compliance with the requirements of CFTC Rule 4.22(c). BNY Mellon, in consultation with the Funds Sponsor, shall facilitate delivery of the filing to the printer. Such preparation includes the coordination of all printer and author edits, the review of printer drafts and review of final printer invoices.

Prepare Seed Financial Statements as needed.

Determine monthly management fees payable and prepare authorizations for disbursements.

Prepare a quarterly report listing any known material errors/compliance violations that occurred with respect to BNY Mellon’s procedures.

Provide assets and/or calculations of license fees to license providers.

Prepare, update and maintain regulatory calendars with respect to services provided by BNY Mellon.

Maintain books and records, compliance materials and other Fund Documents prepared by BNY Mellon.

As requested by the Sponsor, assist with requests for information/documentation from the SEC, CFTC, NFA, applicable exchanges, and other regulatory authorities to the extent BNY Mellon is in possession of such information.

Provide the Sponsor sub-certifications relating to Sarbanes-Oxley attestation for Form 10-K, and Form 10-Q filings.

Assist in responses for inquiries from the SEC and other regulatory authorities required.

Establish expense accruals, maintain expense files and coordinate payment of invoices.

Monitor Expense reductions related to Offering costs.

Prepare fund budgets and recommendations for adjustments as necessary.

Prepare Monthly Fund expense pro-formas.

Prepare Stock split info as needed.

Provide financial data for S-1/S-3 and other regulatory filings.

Prepare statistical reports for information services.

Calculate and maintain standard SEC yield and total return information.

Prepare performance data every other month within ten days of month-end for inclusion in S-1/S-3 and as requested by Sponsor.

Obtain Tax ID numbers, CUSIP numbers, ISIN numbers, and NSCC CUSIPs/Symbols.

Coordinate and facilitate DCP meetings, including preparing agendas and providing minutes.

Establish control accounts for the new funds.

IRS CIRCULAR 230 DISCLOSURE:

To ensure compliance with requirements imposed by the Internal Revenue Service, BNY Mellon informs the Fund that any U.S. tax advice contained in any communication from BNY Mellon to the Fund (including any future communications) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein or therein.

TAX SERVICES

BNY Mellon shall provide the following tax services for each Fund:

Provide accounting and other data to the sponsor and its Tax Accountants in support of the preparation of the K-1’s and the related filings.

PORTFOLIO COMPLIANCE SERVICES

BNY Mellon shall provide the following portfolio compliance services for each Fund:

•	Monitor and test daily each Fund’s compliance with investment restrictions and other requirements, as directed by the Sponsor.

OTHER ADMINISTRATION SERVICES

BNY Mellon shall provide the following other administration services for each Fund:

Assist in coordinating the filing of the Fidelity Bond with the SEC.

Assist with and/or coordinate such other filings, notices and regulatory matters, including Form 8-K, on such terms and conditions as the parties hereto may mutually agree upon in writing from time to time.

Assist the Fund in the handling of SEC examinations by providing requested documents in the possession of BNY Mellon that are on the SEC examination request list and any other information that may be required by rule or regulation.

At the request of the Fund Sponsor, review miscellaneous materials and reports prepared by Sponsor, auditors, outside Counsel, etc. and provide comments as appropriate.

Prepare initial draft of annual update to the Funds’ registration statement on Form S-1/3.

Provide information, reports and data to the Trust or the Sponsor’s Compliance Department as may be reasonably requested, and cooperate with him/her and his/her staff in connection with their due diligence review of BNY Mellon’s services and internal compliance procedures, processes and controls.